UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information appearing in Item 2.01 and Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

The South Bay II Communities

Acquisition of South Bay II Communities - Phase 1

As previously reported on Form 8-Ks filed with the Securities and Exchange Commission on October 11, 2013 and November 15, 2013, on October 7, 2013, CHP Partners, LP, the Company’s operating partnership, entered into an asset purchase and sale agreement (the “Purchase Agreement”) with the sellers set forth in the table below (collectively, the “South Bay II Sellers”) to acquire a portfolio of six senior housing communities with an aggregate total of 859 units (collectively, the “South Bay II Communities”) for an aggregate purchase price of approximately $187.2 million. The average age of the South Bay II Communities is 2 years. None of the South Bay II Sellers are affiliates of the Company or the Company’s advisor. However, all of the sellers of the South Bay II Communities are affiliates of South Bay Partners, Ltd. (“South Bay”) The Company previously acquired a portfolio of senior housing communities from affiliates of South Bay, which is a full-service real estate development company headquartered in Dallas, Texas.

The South Bay II Communities collectively feature 859 units, comprised of 415 independent living units, 254 assisted living units, 132 memory care units, and 58 skilled nursing units which have 72 beds.

On February 28, 2014, the Company closed on the acquisition of the first South Bay II Communities (the “South Bay II Communities – Phase 1”).

Here and throughout this Form 8-K, the term Licensed Skilled Nursing Facility (“SNF”) Beds means the maximum number of SNF beds for which a facility holds a license to operate. Many facilities, particularly post-acute and acute care properties, do not use all of the beds for which they are licensed, therefore we also use the term “In Service SNF Beds” to mean the number of licensed SNF beds that the Company and its tenant have agreed to make available for patient use based on other than short-term operating considerations for the facility. In Service SNF Beds include those that are occupied and those that are available for use, but not occupied by a patient. Our occupancy percentage rates are calculated by dividing the number of occupied In Service SNF Beds by the total number of In Service SNF Beds. At times, the number of licensed beds may differ from the number of In Service SNF Beds, although usually not materially. The differences are generally caused by reconfigurations of the facility space by the tenant or by converting a semi-private patient room into a private patient room for an extended period of time. We monitor our properties on a routine basis through site visits, reviews of current licenses, and occupancy reports provided by our tenants to make sure changes to the In Service SNF Bed configurations are warranted. We disclose licensed beds to provide an indication of the bed capacity of a particular building.

The following table sets forth the name and location of the South Bay II Communities – Phase 1, its purchase price, the South Bay II Seller, and other relevant information:

Name & Location of Community	Square Footage	Senior Housing Units(1)	In- Service SNF Beds	Total Units and In- Service SNF Beds	Licensed SNF Beds	Senior Housing Occupancy % as of 01/31/14(2)	SNF Occupancy % as of 01/31/14(3)	Year Built	Senior Housing Average Monthly RevPOU(4)	SNF Average Monthly RevPOU(4)	Approx. Purchase Price (in millions)

South Bay II Communities – Phase 1 Isle at Cedar Ridge Cedar Park, TX (“Isle at Cedar Ridge”)	81,163	51	36	87	36	90.2	83.3	2011	$4,312	$12,223	$21.0

(1)	Units represents the number of assisted living units in the building.
(2)	Occupancy for senior housing facilities is calculated on unit count.
(3)	Occupancy for SNFs is calculated based on In Service SNF Beds.
(4)	Average monthly revenue per occupied unit (“RevPOU”) for January 31, 2014.

The Company leases the South Bay II Communities – Phase 1 to a wholly-owned taxable REIT subsidiary (the “South Bay II Communities – Phase 1 Tenant”). The South Bay II Communities – Phase 1 Tenant has engaged an independent third-party manager, Jerry Erwin Associates, Inc. d/b/a JEA Senior Living (“JEA”), to operate and manage the property. Pursuant to a long-term management services agreement with the South Bay II Communities – Phase 1 Tenant, JEA will receive a customary management fee based on the gross collected revenues received each month with respect to the South Bay II Communities - Phase I. The management services agreement may be terminated without penalty under certain circumstances. JEA currently operates approximately 29 senior housing assets located within 12 states.

The Company financed $10.0 million of the purchase price of the South Bay II Communities – Phase 1 in part through its revolving credit facility dated as of August 19, 2013 with KeyBank National Association which has an aggregate maximum principal amount of approximately $240 million.

An investment services fee of approximately $0.4 million in connection with the acquisition of the South Bay II Communities – Phase 1, which is equal to 1.85% of the purchase price of the property is payable to the advisor, CNL Healthcare Corp.

The following table sets forth the names and locations of the remaining South Bay II Communities to be acquired in closings from March through June 2014, their respective purchase prices, and the respective South Bay II Sellers:

Names & Locations of Communities	Units	Approx. Purchase Price (in millions)	South Bay II Sellers

Legacy Ranch Midland, TX	38	$11.5	Midland Care Group, LP

Isle at Watercrest – Bryan Bryan, TX	80	$21.0	Bryan AL Investors, LP

Watercrest at Bryan Bryan, TX	204	$26.7	Bryan Senior Investors, LP

Isle at Watercrest – Mansfield Mansfield, TX	98	$25.0	Mansfield AL Group, LP

Watercrest at Mansfield Mansfield, TX	211	$45.0	Waterview at Mansfield Investors, L.P.

The Park at Plainfield Plainfield, IL	110	$26.5	Plainfield Care Group, LLC

The Springs San Angelo, TX	38	$10.5	San Angelo Care Group, LP

Totals:	779	$166.2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Purchase and Sale Agreement dated as of November 11, 2013, effective as of November 6, 2013, made by and between Midland Care Group, LP, Cedar Park AL Group, LP, Bryan AL Investors, LP, Bryan Senior Investors, LP, Mansfield AL Group, LP, Waterview at Mansfield Investors, L.P., Plainfield Care Group, LLC, San Angelo Care Group, LP and CHP Partners, LP (Filed herewith.)

10.2	Second Amendment to Purchase and Sale Agreement dated as of November 21, 2013, made by and between Midland Care Group, LP, Cedar Park AL Group, LP, Bryan AL Investors, LP, Bryan Senior Investors, LP, Mansfield AL Group, LP, Waterview at Mansfield Investors, L.P., Plainfield Care Group, LLC, San Angelo Care Group, LP and CHP Partners, LP (Filed herewith.)

10.3	Assignment of Purchase Agreement (Cedar Ridge) made as of February 27, 2014, by and among CHP Partners, LP, CHP Isle at Cedar Ridge TX Owner, LLC and CHP Isle at Cedar Ridge TX Tenant Corp. (Filed herewith.)

10.4	Management Services Agreement dated February 28, 2014, by and between Jerry Erwin Associates, Inc. (d/b/a JEA Senior Living) and CHP Isle at Cedar Ridge TX Tenant Corp. (Filed herewith.)

10.5	Guaranty Agreement dated as of February 28, 2014, made by CHP Isle at Cedar Ridge TX Owner, LLC in favor of the lenders referenced in the Credit Agreement. (Filed herewith.)

10.6	Deed of Trust, Assignment of Rents, Security Agreement and Fixture filing dated as of February 28, 2014, made by CHP Isle at Cedar Ridge TX Owner, LLC to Deborah Newman for the benefit of KeyBank National Association (Filed herewith.)

Cautionary Note Regarding Forward-Looking Statements

Certain statements herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; the availability of proceeds from the Company’s offering of its shares; risks of doing business internationally, including currency risks; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer